As filed with the Securities and Exchange Commission on June 7, 2004
                                                 Registration No: 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                               UNOCAL CORPORATION
               (Exact name of registrant specified in its charter)

            Delaware                               95-3825062
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
          (Address, including zip code, of Principal Executive Offices)

                      2004 DIRECTORS' DEFERRED COMPENSATION
                      AND RESTRICTED STOCK UNIT AWARD PLAN
                            (Full title of the plan)

                               SAMUEL H. GILLESPIE
         Senior Vice President, Chief Legal Officer and General Counsel
         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
                                 (310) 726-7600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


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                         CALCULATION OF REGISTRATION FEE

--------------------------------- --------------------- ------------------------- ------------------------ -----------------
      Title of each class                                   Proposed maximum         Proposed maximum
         of securities                Amount to be         offering price per       aggregate offering        Amount of
        to be registered               registered               unit(1)                  price(1)          registration fee
--------------------------------- --------------------- ------------------------- ------------------------ -----------------
--------------------------------- --------------------- ------------------------- ------------------------ -----------------
Common Stock, $1.00 par value        500,000 shares           $35.03                 $17,515,000             $2,219
per share (including Preferred
Stock Purchase Rights)
--------------------------------- --------------------- ------------------------- ------------------------ -----------------

(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for June 4, 2004.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

a. Our Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2003;

b. Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004;

c. Our Current Reports on Form 8-K dated (date of earliest event reported) January 13 and 27, February 25, March 11, and May 25, 2004;

d. All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

e. The description of our Common Stock, $1.00 par value per share, excluding that of the associated Preferred Stock Purchase Rights, set forth under the caption "Description of the Common Stock," included in the prospectus dated September 25, 1998, of Union Oil Company of California and us (File Nos. 333-58415 and 333-58415-01), together with the description of our now associated Preferred Share Purchase Rights included in our Current Report on Form 8-K dated January 5, 2000, as they have been amended as set forth in our Current Reports on Form 8-K dated (date of earliest event reported) March 27 and August 2, 2002. The descriptions of the 6.25% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust
     Convertible Preferred Securities"), the guarantee thereof by us, and our 6.25% Convertible Junior Subordinated Debentures (as the rights and terms of which may materially limit or qualify the rights evidenced by, or amounts payable with respect to, our common stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust (File Nos. 333-09137 and 333-09137-01), as amended by Pre-Effective Amendment No. 1.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon by Samuel H. Gillespie, Senior Vice President, Chief Legal Officer and General

Counsel of the Company. As of June 1, 2004, Mr. Gillespie owned beneficially 14,821 shares of Common Stock. He also held an option to purchase 16,360 shares of common stock at the price of $36.869 which expires on February 10, 2014. In addition, Mr. Gillespie held 8,389 performance share units, which could be paid out in up to 16,778 shares of common stock on December 31, 2006, based upon the extent of the Company's achievement of performance goals determined within the first 90 days of the award period that began January 1, 2004.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 8.  Exhibits.

The Exhibit Index lists the exhibits that are filed as part of this registration statement.

Item 9.  Undertakings.

a.    The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          b. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

               Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee table in the effective registration statement;

          c. To include any material information with respect to the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

     2. Provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

     3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 7, 2004.

                            UNOCAL CORPORATION


                            By /S/ Joe D. Cecil
                              _______________________
                              Joe D. Cecil
                              Vice President and Comptroller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                SIGNATURE                                     TITLE                                 DATE
                ---------                                     -----                                 ----

         /S/ Charles R. Williamson *          Chairman of the Board of Directors,              June 7, 2004
         _______________________             Chief Executive Officer and President
          Charles R. Williamson                   (Principal Executive Officer)

         /S/ Terry G. Dallas *                       Executive Vice President                   June 7, 2004
         _______________________                   and Chief Financial Officer
             Terry G. Dallas

         /S/ Joe D. Cecil                         Vice President and Comptroller                June 7, 2004
         _______________________                  (Principal Accounting Officer)
               Joe D. Cecil

         /S/ John W. Creighton, Jr. *                  Vice Chairman of the                     June 7, 2004
         _______________________                        Board of Directors
          John W. Creighton, Jr.

         /S/ Craig Arnold *                                  Director                           June 7, 2004
         _______________________
               Craig Arnold

         /S/ James W. Crownover *                            Director                           June 7, 2004
         _______________________
            James W. Crownover

         /S/ Ferrell P. McClean *                            Director                           June 7, 2004
         _______________________
            Ferrell P. McClean

         /S/ Richard D. McCormick *                          Director                           June 7, 2004
         _______________________
           Richard D. McCormick

         /S/ Donald B. Rice *                                Director                           June 7, 2004
         _______________________
              Donald B. Rice

                                       5

                SIGNATURE                                     TITLE                                 DATE
                ---------                                     -----                                 ----


         -----------------------                             Director
             Kevin W. Sharer

         /S/ Mark A. Suwyn *                                 Director                           June 7, 2004
         _______________________
              Mark A. Suwyn

        /S/ Marina v.N. Whitman *
        _______________________                              Director                           June 7, 2004
           Marina v.N. Whitman



* By /S/ Joe D. Cecil
     _____________________
      Joe D. Cecil
      Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the members of the Board Governance Committee who administer the 2004 Directors' Deferred Compensation and Restricted Stock Unit Award Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, June 7, 2004.

                          2004 DIRECTORS' DEFERRED
                          COMPENSATION AND RESTRICTED STOCK
                          UNIT AWARD PLAN


                          By /S/ Donald B. Rice *
                             ________________________
                             Donald B. Rice
                             Chair, Board Governance Committee


                            * By /S/ Joe D. Cecil
                                 ____________________
                                  Joe D. Cecil
                                  Attorney-in-Fact

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                               EXHIBIT

4.1 Restated Certificate of Incorporation of Unocal, dated as of January 31, 2000, and currently in effect (incorporated by reference to Exhibit
         3.1 to Unocal's Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-8483). *

4.2 Bylaws of Unocal, as amended through May 24, 2004, and currently in effect (incorporated by reference to Exhibit 4.2 to Unocal's Registration Statement on Form S-8 filed June 7, 2004,
         File No. 333-116238). *

4.3 Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal's Current Report on Form 8-K dated January 5, 2000, File No. 1-8483), as amended by Amendment to Rights Agreement, dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated March 27, 2002, File No. 1-8483), and as further amended by Amendment No. 2 to Rights Agreement, dated as of August 2, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8- K dated August 2, 2002, File No. 1-8483). *

5 Opinion of Samuel H. Gillespie, Senior Vice President, Chief Legal Officer and General Counsel of Unocal.

23.1     Consent of Independent Registered Public Accounting Firm.

23.2 Opinion of Samuel H. Gillespie, Senior Vice President, Chief Legal Officer and General Counsel of Unocal (included in Exhibit 5).

24       Power of Attorney.

------------------
* Previously filed


                                       7